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                                                                   EXHIBIT 10.12


EMPLOYMENT AND                                         UNITED STATES OF AMERICA
STOCK OWNERSHIP
AGREEMENT                                              STATE OF LOUISIANA

BY AND BETWEEN                                         PARISH OF ORLEANS

ENERGY PARTNERS, LTD.

AND

SUZANNE V. BAER


         THIS EMPLOYMENT AND STOCK OWNERSHIP AGREEMENT (the "Agreement"), entered into in New Orleans, Louisiana on this 18th day of March, 2000, to be effective April 17, 2000, by and between Suzanne V. Baer, an individual of the full age of majority domiciled in the County of Harris, State of Texas (hereinafter called "Employee") and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Company"), represented herein by its duly authorized President, Richard
A. Bachmann.

1.0      TERMS AND CONDITIONS OF EMPLOYMENT.

         1.1 LENGTH OF EMPLOYMENT. In consideration for the compensation set forth in Subparagraph 1.2, Employee shall be employed as Company's Chief Financial Officer for a period of three (3) years (or for such lesser time period as mandated by law) from the date of execution of this Agreement (the "Term"). Company may terminate employment at any time for "Cause". "Cause" as used herein shall consist of the following: (a) willful refusal to perform assigned functions; (b) insubordination;
                  (c) embezzlement; (d) intoxication or drug abuse which interferes with job performance; (e) wrongful disclosure of confidential company information: (f) conflict of interest which is undisclosed and not Board approved; (g) conviction of a felony; (h) engaging, directly or indirectly, in a business which is competitive to the business of the Company, as an employee, officer, director, shareholder, partner, agent or independent contractor which is undisclosed and not Board approved; and (i) incompetence. Within thirty (30) days of execution of this Agreement, Employee shall prepare a written disclosure statement of all business relationships in which he may continue to be an employee, officer, director, shareholder, partner, agent or independent contractor. A Cause determination shall be in the Company's sole discretion. Company may terminate employment upon ninety (90) days' written notice for any reason whatsoever in which case Employee shall not be entitled to the balance of compensation for the remainder of the Term following such ninety (90) day notice.

         1.2 CONSIDERATION. As compensation, Employee shall receive a minimum annual salary of $185,000 payable in accordance with the normal payroll practices of the Company as set forth on Exhibit "A" attached hereto and made a part hereof. Employee will receive annual salary reviews. After the first anniversary, her salary will be adjusted to the industry standard for her position. Industry standard is defined as the 75th percentile of a reasonable sample of public and private independent oil and gas companies of similar size. The Company shall offer group health care coverage as determined by the Board of Directors. By mutual written agreement between the parties, Exhibit "A" may be modified substituted or replaced from time to time so as to reflect adjustments to compensation or other benefits as determined by the Board of Directors. Only the President of the Company shall have the authority on the Company's behalf to modify, substitute or replace Exhibit "A."

         1.3 VACATION TIME. Employee shall be entitled to six (6) weeks of paid vacation per calendar year as set forth in Exhibit "A", which shall be taken at times mutually agreeable to Employee and Company. The Company, in its discretion, may advance vacation days as requested by Employee. The vacation time must be used in each calendar year and will not be carried forward to succeeding years.

         1.4 LIABILITY. Company shall indemnify and hold harmless Employee from and against any and all claims and liabilities to which Employee may be or become subject by reason of Employee now or hereafter being or having heretofore been an employee of Company and/or by reason of Employee's alleged



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                  acts or omissions as such employee, whether or not Employee continues to be such employee at the time when any such claim or liability is asserted, and shall reimburse Employee for all legal and other expenses reasonably incurred by Employee in connection with defending any or all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not Employee continues to be an employee at the time such expenses are incurred; provided, however, that Employee shall not be indemnified against any claim or liability to the extent that it arises out of Employee's own gross negligence or willful misconduct finally determined by a court of competent jurisdiction, and shall not be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same.

         1.5 NON-COMPETITION AGREEMENT. Company and Employee acknowledge that Company is engaged in the business of owning, operating, producing and exploring for mineral interests, and other related activities. For a period of two (2) years following termination of employment (the last day on which Employee is actively engaged in employment on Company's behalf), Employee will not compete directly or indirectly with the Company as to any existing contract to which Company is a party, and/or as to any business of the Company evidenced by contracts, agreements, letters of intent, confidentially agreements, or written proposals in existence on the date of termination of employment in those Parishes in Louisiana set forth in Exhibit "B", and in the states and subdivisions of those states as provided in Exhibit "B." The parties acknowledge that the remedy at law for any breach, whether jointly or severally, of this non-competition clause of this Agreement, all of which is deemed material, will be inadequate and the parties hereby agree that the Company shall be entitled to injunctive relief by a court of competent jurisdiction enjoining and restraining him from the continuance of any such act which constitutes a breach hereof. In addition to injunctive relief, Company reserves the right to seek any damages to which it may be entitled as consequence of employee's breach of this Agreement.

         1.6 WAGES. Should Employee Resign (as defined in Subparagraph 2.7 below), and if Employee does not have any just cause of complaint against the Company, Employee shall then forfeit all of the future wages that may be due and payable to Employee. However, Employee shall not be compelled to repay any monies Employee has received as wages, whether in advance of the current year or at the time of Employee's engagement.

2.0      SHAREHOLDER'S AGREEMENT.

         2.1 RECEIPT OF SHARES. Subject to the terms and conditions of this Agreement, Employee shall receive sixty (60) shares of restricted stock of the Company, which will vest as follows:
                  Employee receives twenty (20) shares upon execution of this Agreement, twenty (20) shares at the first anniversary of this Agreement, and twenty (20) shares at the second anniversary of this Agreement.

         2.2 RECEIPT OF OPTIONS. Subject to the terms and conditions of this Agreement, Employee shall receive an option to purchase an additional 250 shares of stock of the Company, as follows:
                  Employee receives an option to purchase 100 shares of the Company at a price equal to $11,500 per share at the first anniversary of this Agreement, an option to purchase 100 shares of the Company at a price equal to $13,225 per share at the second anniversary of this Agreement and an option to purchase 50 shares of the Company at a price equal to $15,208 per share at the third anniversary of this Agreement. Employee must exercise each option within five (5) years from the option date or the option will lapse.

         2.3 TRANSFER OF SHARES. No Shares may be sold, assigned, pledged, transferred or otherwise alienated (each, "Transferred") except in accordance with and pursuant to the terms and conditions of this Agreement. Additionally, as a condition precedent to any Transfer, the transferee must validly execute the Stockholder's Agreement. Unless otherwise prohibited in the Stockholder's Agreement, the Shares may be pledged with the Company's consent, provided that any lender's recourse for liquidation on debt repayment shall be limited to selling the pledged Shares under the same terms and conditions as though it was an Employee. The lender shall agree to the foregoing provisions as terms of the pledge.

         2.4 RESTRICTIONS ON TRANSFER. Any Transfer or attempted Transfer by Employee in violation of this Agreement shall be null and void and of no force or effect whatever. Any purported transferee shall not be deemed to be a shareholder of the Company and shall not be entitled to receive a new certificate



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                  or any distributions on or with respect to the Shares.
                  Employee hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company's purposes and the relationship of the Employee with the Company. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Employee hereby further agrees to hold the Company and each other shareholder (each shareholder's successors and assigns) wholly and completely harmless from any cost, liability or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified persons as a result of a Transfer or attempted Transfer in violation of this Agreement.

         2.5 SUBSEQUENTLY ISSUED SHARES. All Shares hereinafter issued to Employee or to Employee's beneficiaries, heirs, successors in interest, representatives or assigns with respect to any Shares subject to this Agreement, whether by stock split, stock dividend or otherwise, shall bear the same endorsement and be subject to all the terms and conditions hereof.

         2.6 LEGEND. In addition to other legends required under the Stockholders' Agreement and applicable securities laws, the Shares, which are subject to this Agreement, shall contain the following legend:

                           "The shares represented by this certificate are subject to repurchase by Energy Partners, Ltd. and such shares may not be sold or otherwise transferred except pursuant to the Employment and Stock Ownership Agreement, dated March 18, 2000, by and between the shareholder to whom this certificate was issued, the shareholder's spouse and Energy Partners, Ltd., a copy of which is on file in the office of the Corporate Secretary of the Company."

         2.7 INTERNAL REVENUE CODE SECTION 83(b) ELECTION. The Employee shall execute a valid election under Internal Revenue Code
                  Section 83(b), in accordance with the procedures prescribed in the regulations thereunder and the form attached hereto and made hereof as Exhibit "C".

         2.8 SHAREHOLDER RIGHTS UPON JUDGMENT OF SEPARATION OR DIVORCE. In the event of a judgment of separation or divorce involving Employee in which a portion of Employee's Shares are transferred to Employee's spouse/ex-spouse, Employee shall have sixty (60) days from the date of such transfer to purchase said Shares from the spouse/ex-spouse. If Employee does not purchase said Shares within the sixty (60) day time period, then within four (4) months of said transfer, all of Employee's rights to the Shares transferred to Employee's spouse/ex-spouse may be acquired as set forth in Section 2.12 hereof. If the Shares are owned as community property or in joint ownership, Employee's spouse shall execute this Agreement in acknowledgment and agreement to such sale of Shares. The spouse, by executing this Agreement, shall also acknowledge and agree that following such sale of their Shares, the spouse will have no further interest whatsoever in this Agreement or any claims under it. This provision shall be inapplicable to any Employee whose spouse/ex-spouse is also an employee of the Company and holds Shares in their own name.

         2.9 PURCHASE PRICE UPON JUDGMENT OF SEPARATION OR DIVORCE. (a) If the Employee purchases the spouse/ex-spouse's Shares, the purchase price shall be based upon the "fair market value" of the Shares as of the end of the fiscal year of the Company immediately preceding the date of said judgment and payment shall be made in cash. "Fair market value" shall be determined by both the Employee and the spouse/ex-spouse by obtaining two
                  (2) separate appraisals of the Shares by each party, and reaching an agreement on the fair market value based upon the two (2) appraisals. However, if no agreement can be reached within five (5) business days of the date of the latest appraisal, the Company will obtain a third appraisal, with costs split evenly between the Employee and the spouse/ex-spouse, and the fair market value will be the average of the three (3) appraisals. (b) If the Employee does not purchase the Shares from the spouse/ex-spouse, then the Shares may be acquired as set forth in Section 2.12 hereof for the fair market value established based upon the average of an appraisal obtained by Company and an appraisal obtained by Employee determined as of the end of the fiscal year of the Company immediately preceding the date of said judgment within four (4) months of the transfer to the spouse/ex-spouse.

         2.10 INTERESTS OF EMPLOYEE SPOUSE UPON DEATH. By executing this Agreement, the spouse of Employee agrees to execute within sixty (60) days hereof, a valid last will and testament containing a legacy to Employee consisting of all interests in the Shares that the spouse owns jointly or through a community property regime. The last will and testament shall also contain a provision that should such disposition



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                  impinge upon the legitime of the spouse's forced heirs, that
                  Employee shall have the right within six (6) months of the spouse's death to purchase such Shares at a price based upon an independent appraisal determined as of the December thirty-first (31st) immediately prior to the date of the spouse's death. Should Employee fail to purchase such Shares, the Shares may be acquired as set forth in Section 2.12 hereof at the fair market value as determined using the procedure set forth in Subparagraph 2.9(b) above, within four (4) months of the spouse's death.

         2.11 OPTION TO PURCHASE. As more fully described in Section 2.2 of the Stockholders' Agreement, any right or option to purchase any shares pursuant to this Agreement shall first be exercisable by Richard A. Bachmann, or his designee, who shall first have the option to purchase all of the Shares under the applicable terms and conditions. So long as the Stockholder Agreement is in effect, the Evercore Entities (as defined in the Stockholder Agreement) shall have the option to purchase or redeem the Shares if not purchased by Richard A. Bachmann under the same applicable terms and conditions. The other Management Shareholders (as defined in the Stockholder Agreement) shall have the option to purchase all of the Shares not purchased by Richard A. Bachmann or the Evercore Entities under the same applicable terms and conditions.

         2.12 EMPLOYEE'S FOR "CAUSE" TERMINATION. The Company may terminate Employee's employment and all of the Company's obligations under this Agreement at any time for "Cause" as defined in Subparagraph 1.1 above. If Employee is terminated for "Cause", all stock received and vested as set forth in Section 2.1 shall be the property of Employee, but any right to receive stock after the termination date will be cancelled and forfeited. Similarly, if Employee is terminated for cause, all options described in Section 2.2 which have vested prior to termination shall be the property of and exercisable by Employee, but any option rights which otherwise would mature after termination will lapse, be cancelled, and forfeited.

         2.13 EMPLOYEE'S TERMINATION UPON DEATH OR DISABILITY. Employee's employment and the Company's obligations under this Agreement shall terminate automatically, effective immediately and without any notice, upon Employee's death or a determination of Disability of Employee. For purposes of this Agreement, "Disability" means the inability of Employee, due to a physical or mental impairment, for 90 days (whether or not consecutive) during any period of 360 days to perform the duties and functions contemplated by this Agreement. A determination of Disability shall be made by the Board of Directors in consultation with a physician satisfactory to the Company, and Employee shall cooperate with the efforts to make such determination. Any such determination shall be conclusive and binding on the parties. Any determination of Disability under this Section 2.13 is not intended to alter any benefits any party may be entitled to receive under any long-term disability insurance policy maintained by either the Company or Employee with respect to Employee, which benefits shall be governed solely by the terms of any such insurance policy. If Employee is terminated due to death or disability, as defined above, all stock received prior to termination becomes vested and any future stock or options which were scheduled for receipt will lapse.

         2.14 EMPLOYEE'S TERMINATION WITHOUT CAUSE. The Company may terminate Employee's employment and all of the Company's obligations under this Agreement at any time by written notice to Employee without cause. If Employee is terminated without cause, all stock received and any future stock or options scheduled for receipt as defined in Subparagraphs 2.1 and 2.2 above, becomes vested.

3.0      MISCELLANEOUS.

         3.1 ENTIRE AGREEMENT. The parties to this Agreement acknowledge that they have concurrently executed the Stockholder Agreement. In any circumstance where there is a conflict between the provisions of the Stockholders' Agreement and this Agreement, the provisions of the Stockholders' Agreement shall prevail, but only so long as the Stockholders' Agreement is in force and effect. Capitalized terms not defined herein shall have the meaning set forth in the Stockholders' Agreement. Without limiting the generality of the foregoing, this Agreement embodies the entire agreement between the parties hereto regarding to the subject matter hereof, and shall supersede any and all prior agreements whether written or oral relating to employment and/or Shares of the Company owned by Employee, and shall be binding upon Employee and Employee's heirs, legatees, legal representatives, successors, donees, transferees and assigns, and Employee does hereby authorize and obligate Employee's executors, heirs and legatees to comply with the terms of this Agreement. The parties shall not be bound by or be



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                  liable for any statement, representation, promise, inducement or understanding of any kind or nature regarding the subject matter hereof which is not set forth herein. No changes, amendments or modifications of any of the terms or conditions of this document shall be valid unless reduced to writing and signed by all parties hereto, Company being represented by its President or his designee.

         3.2 REGISTRATION RIGHTS AGREEMENT AND STOCKHOLDER AGREEMENT. The Registration Rights Agreement as set forth on Exhibit "D" attached hereto and made a part hereof, is hereby acknowledged and accepted as binding upon Employee and Company as though employee was an original signatory of such agreement. The Stockholder Agreement dated as of November 17, 1999 as set forth on Exhibit "E" attached hereto and made a part hereof, is hereby acknowledged and accepted as binding upon Employee and Company as though employee was an original signatory of such agreement.

         3.2 SEVERABILITY. If any provision of this Agreement shall be declared unlawful or incapable of execution or in conflict with the Stockholders' Agreement, such facts shall in no way affect the validity of any other portion hereof which can be given reasonable effect without the provision declared invalid or incapable of execution; nor shall such fact operate to nullify or rescind this Agreement, but shall only serve to render ineffective the provisions declared invalid of the remainder, or the intent of the Agreement as a whole.

         3.3 APPLICABLE LAW. This document shall be construed for all purposes as a Louisiana document and shall be interpreted and enforced in accordance with the laws of the State of Louisiana; provided however, that the non-compete provisions set forth in Subparagraph 1.5 hereof shall governed by the law of the state where the alleged competition occurs, whether in Louisiana or some other state.

         3.4 NUMBER AND GENDER. As used herein, the singular shall include the plural and vice versa and words used in one gender shall include all others as appropriate.

         3.5 ADDITIONAL DOCUMENTS. The parties hereto agree to execute whatever documents or instruments and to perform whatever acts may be reasonably required to fulfill the requirements and/or intents hereof.

         3.6 LEGAL ASSISTANCE. The parties hereto have each consulted with legal counsel or have had the opportunity to consult with legal counsel regarding the terms and conditions of this Agreement.

         3.7 TERMINATION. The Terms and Conditions of Sections 1.0 to 1.4 of this Agreement shall terminate on the third anniversary of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have set forth their hand and seal on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the sole original.

WITNESSES:                          ENERGY PARTNERS, LTD.


/s/ Witness                        By: /s/ RICHARD A. BACHMANN
-----------------------------             -------------------------------
/s/ Witness                           Richard A. Bachmann
-----------------------------             President and Chief Executive Officer
/s/ Witness
-----------------------------          By: /s/ SUZANNE V. BAER
/s/ Witness                           -------------------------------
-----------------------------             Suzanne V. Baer




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                                                                       Exhibit B


         Includes all parishes and subdivisions within the states of Louisiana, Mississippi, Arkansas, Alabama, and Texas.

                               Louisiana Parishes



Acadia
Allen
Ascension
Assumption
Avoyelles
Beauregard
Bienville
Bossier
Caddo
Calcasieu
Caldwell
Cameron
Catahoula
Claiborne
Concordia
East Baton Rouge
East Carroll
East Feliciana
Evangeline
Franklin
Grant
Iberia
Iberville
Jackson
Jefferson
Jefferson Davis
Lafayette
Lafourche
La Salle
Lincoln
Livingston
Madison
Morehouse
Natchitoches
Orleans
Quachita
Plaquemines
Pointecoupee
Rapides
Red River
Richland
Sabine
St. Bernard
St. Charles
St. Helena
St. James
St. John The Baptist
St. Landry
St. Martin
St. Mary
St. Tammany
Tangipahoa
Tensas
Terresbonne
Union
Vermilion
Vermon
Washington
Webster
West Baton Rouge
West Carroll
West Feliciana
Winn

                                 Texas Counties




Anderson County
Andrews County
Angelina County
Aransas County
Archer County
Armstrong County
Atascosa County
Austin County
Austin-San Antonio Corridor
Bailey County
Bandera County
Bastrop County
Bavior County
Bee County
Bell County
Bexar County
Blanco County
Borden County
Bosque County
Bowie County
Brazoria County
Brazos County
Brewster County
Briscoe County
Brooks County
Brown County
Burieson County
Burner County
Caldwell County
Calhoun County
Callahan County
Cameron County
Camp County
Carson County
Cass County
Castro County
Chambers County
Cherokee County
Childress County
Clay County
Cochran County
Coke County
Coleman County
Collin County
Collingsworth County
Colorado County
Comal County
Comanche County
Concho County
Cooke County
Corvell County
Corrie County
Crane County
Crockett County
Crosby County
Culberson County
Dallam County
Dallas County
Dawson County
De Witt County
Deaf Smith County
Delta County
Denton County
Dickens County
Dimmit County
Donlev County
Duval County
East Texas
Eastland County
Ecror County
El Paso County
Ellis County
Erath County
Falls County
Fannin County
Favette County

Fisher County
Floyd County
Foard County
Fort Bend County
Franklin County
Freestone County
Frio County
Gaines County
Galveston County
Garza County
Gillespie County
Glasscock County
Goliad County
Gonzales County
Gray County
Grayson County
Gregg County
Grimes County
Guadalupe County
Hale County
Hall County
Hamilton County
Hansford County
Hardeman County
Hardin County
Harris County
Harrison County
Hartley County
Haskell County
Hays County
Hemphill County
Henderson County
Hidalgo County
Hill County
Hocklev County
Hood County
Hopkins County
Houston County
Howard County
Hudspeth County
Hunt County
Hutchinson County
Irion County
Jack County
Jackson County
Jasper County
Jeff Davis County
Jefferson County
Jim Hogg County
Jim Wells County
Johnson County
Jones County
Karnes County
Kaufman County
Kendall County
Kenedy County
Kent County
Kerr County
Kimble County
King County
Kinney County
Kleberg County
Knox County
La Salle County
Lamar County
Lamb County
Lampasas County
Lavaca County
Lee County
Leon County
Liberty County
Limestone County
Lipscomb County
Live Oak County
Llano County
Loving County
Lubbock County
Llynn County
Madison County
Marion County
Martin County
Mason County

Matagorda County
Maverick County
McCulloch County
McLennan County
McMullen County
Medina County
Menard County
Midland County
Milam County
Mills County
Mitchell County
Montague County
Montgomery County
Moore County
Morris County
Motley County
Nacogdoches County
Navarro County
Newton County
Nolan County
Nueces County
Ochiltree County
Oldham County
Orange County
Palo Pinto County
Panhandle County
Panola County
Parker County
Parmer County
Pecos County
Polk County
Potter County
Presidio County
Rains County
Randall County
Reagan County
Real County
Red River County
Reeves County
Refugio County
Roberts County
Robertson County
Rockwall County
Runnels County
Rusk County
Sabine County
San Agustine County
San Jacinto County
San Patricio County
San Saba County
Schleicher County
Scurry County
Shackelford County
Shelby County
Sherman County
Smith County
Somervell County
Southeast Texas
Starr County
Stephens County
Sterling County
Stonewall County
Sutton County
Swisher County
Tarrant County
Taylor County
Terrell County
Terry County
Throckmorton County
Tirus County
Tom Green County
Travis County
Trinity County
Tyler County
Upshur County
Upton County
Uvalde County
Val Verde County
Van Zandt County
Victoria County
Walker County
Waller County

Ward County
Washington County
Webb County
Wharton County
Wheeler County
Wichita County
Wilbarger County
Willacy County
Williamson County
Wilson County
Winkler County
Wise County
Wood County
Yoakum County
Young County
Zapata County
Zavala County